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                                                                   EXHIBIT 10(c)

March 1996 Amendment to 1990 Executive Equity Incentive Plan

     The first sentence of Article 3 was amended to read as follows:

          3. Administration. The Plan shall be administered by a committee, to be known as the Stock Option Committee (the "Committee"), which shall include not less than three persons who are directors of the Company and not employees of the Company or any of its subsidiaries, and each of whom shall qualify as a "disinterested person" as the term is defined by Rule 16b-3 under the 1934 Act (as defined in Article 9(a)) and, effective immediately following the 1996 Annual Meeting of Shareholders of the Company, as an "outside director" within the meaning of Internal Revenue Code Section 162(m) and regulations thereunder.

     In addition, the following sentence was added at the end of Article 9(c):

     Notwithstanding the foregoing provisions of this Article 9(c) or the provisions of any option agreement to the contrary, the benefit upon the exercise of a limited stock appreciation right shall not be paid in cash if, in the opinion of the Committee, with respect to any particular exercise, it would be in the best interests of the Company that such benefit be paid in Stock, in which case such benefit shall be paid in Stock as the Committee shall determine.


October 1997 Amendment to 1990 Executive Equity Incentive Plan

     The first sentence of Article 3 was amended to read as follows:

          3. Administration. The Plan shall be administered by a committee, to be known as the Stock Option Committee (the "Committee"), which shall include not less than three persons who are directors of the Company and not employees of the Company or any of its subsidiaries, and each of whom shall qualify as a "Non-Employee Director" as the term is defined by Rule 16b-3 under the 1934 Act (as defined in Article 9(a)) and, effective immediately following the 1996 Annual Meeting of Shareholders of the Company, as an "outside director" within the meaning of Internal Revenue Code Section 162(m) and regulations thereunder.